                                                                    Exhibit 10.1

                                                                [Execution Copy]

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                        THE RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED


                             STOCK OPTION AGREEMENT


         This STOCK OPTION AGREEMENT dated as of July 2, 2000 is by and between Circle International Group, Inc., a Delaware corporation ("Issuer"), and EGL, Inc., a Texas corporation ("Grantee").

                                    RECITALS

                  The Grantee, the Issuer and EGL Delaware I, Inc., a Delaware corporation ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") providing, among other things, for the merger (the "Merger") pursuant to the Merger Agreement of Merger Sub with and into the Issuer, which shall be the surviving corporation.

                  As a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

                  The Board of Directors of Issuer has approved the Merger Agreement, the Merger and this Agreement and has recommended approval of the Merger Agreement by the holders of common stock, par value $1.00 per share, of Issuer ("Issuer Common Stock").

                  The Board of Directors of Grantee has approved the Merger Agreement, the Merger and this Agreement and has recommended approval of the Merger Agreement by its shareholders.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, Issuer and Grantee agree as follows:

                  1. Capitalized Terms. Those capitalized terms used but not defined herein that are defined in the Merger Agreement are used herein with the same meanings as ascribed to them therein. Those capitalized terms used in this Agreement that are not defined in the Merger Agreement are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.


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                  2.       The Option.

                  (a) Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option to purchase up to a number of shares of Issuer Common Stock, together with any shares theretofore issued pursuant to the Option, equal to 10.1% of the sum of (i) the number of shares of Issuer Common Stock issued and outstanding as of the Closing Date (as defined below) and (ii) the number of shares of Issuer Common Stock issuable as of the Closing Date pursuant to any options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Issuer to issue such shares (the "Option Shares"), at the Exercise Price.

                  (b) Exercise Price. The exercise price (the "Exercise Price") per Option Share of the Option shall be the average of the closing prices (or, if such securities should not trade on any trading day, the average of the bid and asked prices therefor on such day) of common stock, par value $.001 per share, of Grantee as reported on the Nasdaq National Market during the 20 consecutive trading days ending on (and including) the fifth trading day immediately prior to the Notice Date (as defined below) or, if such shares are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange Act) on which such shares are traded as reported by a recognized source during such 20 trading day period.

                  (c) Term. The Option shall be exercisable at any time and from time to time following the occurrence of an Exercise Event and shall remain in full force and effect until the earliest to occur of (i) the Effective Time,
(ii) April 15, 2001 and (iii) termination of the Merger Agreement in accordance with its terms unless the Issuer is obligated to pay the fee specified in
Section 9.5 of the Merger Agreement in connection with such termination (the "Option Term"). If the Option is not theretofore exercised, the rights and obligations set forth in this Agreement shall terminate at the expiration of the Option Term. Issuer shall notify Grantee promptly in writing of the occurrence of any Exercise Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option or for an Exercise Event to have occurred.

                  (d) Exercise of Option.

                  (i) Grantee may exercise the Option, in whole or in part, at any time and from time to time during the Option Term. Notwithstanding the expiration of the Option Term, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the expiration of the Option Term.

                  (ii) If Grantee wishes to exercise the Option, it shall send a written notice (an "Exercise Notice") (the date of which being herein referred to as the "Notice Date") to Issuer specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and a date (the "Closing Date") not earlier than three Business Days nor later than 15 Business Days from the Notice Date for the closing of the purchase and sale pursuant to the Option (the "Closing").


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                  (iii) If the Closing cannot be effected by reason of the
application of any Law, Regulation or Order (including, without limitation, the HSR Act), the Closing Date shall be extended to the tenth Business Day following the expiration or termination of the restriction imposed by such Law, Regulation or Order. Without limiting the foregoing, if prior notification to, or Authorization of, any Governmental Authority is required in connection with the purchase of such Option Shares by virtue of the application of such Law, Regulation or Order, Grantee and, if applicable, Issuer shall promptly file the required notice or application for Authorization and Grantee, with the cooperation of Issuer, shall expeditiously process the same.

                  (iv) Issuer shall at all times maintain, free from preemptive rights, a sufficient number of authorized shares of Issuer Common Stock (and other securities issuable pursuant hereto) so that the Option may be exercised without additional authorization of Issuer Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock (or such other securities).

                  (e) Payment and Delivery of Certificates.

                  (i) At each Closing, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer an amount equal to the Exercise Price multiplied by the number of Option Shares to be purchased on such Closing Date.

                  (ii) At each Closing, simultaneously with the delivery of immediately available funds as provided above, Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, and Grantee shall deliver to Issuer its written agreement that Grantee will not offer to sell or otherwise dispose of such Option Shares in violation of applicable Law or the provisions of this Agreement.

                  (f) Certificates. Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend that shall read substantially as follows:

         THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JULY 2, 2000. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

A new certificate or certificates evidencing the same number of shares of Issuer Common Stock will be issued to Grantee in lieu of the certificate bearing the above legend, and such new certificate shall not bear such legend, insofar as it applies to the Securities Act, if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.


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                  (g) Each Option Share purchased pursuant to the Option shall also include rights with terms substantially the same as and at least as favorable to Grantee as those share purchase rights or similar securities that have been issued to other holders of Issuer Common Stock.

                  3. Adjustment Upon Changes in Capitalization, Etc.

                  (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, combination, recapitalization, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Exercise Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the same class and number of outstanding shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

                  (b) To the extent any of the provisions of this Agreement apply to the Exercise Price, they shall be deemed to refer to the Exercise Price as adjusted pursuant to this Section 3.

                  4. Repurchase at the Option of Grantee.

                  (a) At the request of Grantee made at any time and from time to time after the occurrence of an Exercise Event and prior to 120 days after the expiration of the Option Term, Issuer (or any successor thereto) shall, at the election of Grantee (the "Put Right"), repurchase from Grantee (i) that portion of the Option relating to all or any part of the Unexercised Option Shares (or as to which portion the Option has been exercised but the Closing has not occurred) and (ii) all or any portion of the shares of Issuer Common Stock purchased by Grantee pursuant hereto and with respect to which Grantee then has ownership. The date on which Grantee exercises its rights under this Section 4 is referred to as the "Put Date." Subject to Section 7 hereof, such repurchase shall be at an aggregate price (the "Put Consideration") equal to the sum of:

                           (i) the aggregate Exercise Price paid by Grantee for
                  any Option Shares which Grantee owns and as to which Grantee is exercising the Put Right; plus

                           (ii) (x) the excess, if any, of the Applicable Price
                  over the Exercise Price paid by Grantee for each Option Share as to which Grantee is exercising the Put Right multiplied by
                  (y) the number of such shares; plus

                           (iii) (x) the excess, if any, of (1) the Applicable
                  Price over (2) the Exercise Price multiplied by (y) the number of Unexercised Option Shares as to which Grantee is exercising the Put Right.

                  (b) If Grantee exercises its rights under this Section 4, Issuer shall, within five Business Days after the Put Date, pay the Put Consideration to Grantee in immediately available funds, and Grantee shall surrender to


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Issuer the Option or portion of the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder. Grantee shall warrant to Issuer that, immediately prior to the repurchase thereof pursuant to this
Section 4, Grantee had sole record and Beneficial Ownership of the Option or such shares, or both, as the case may be, and that the Option or such shares, or both, as the case may be, were then held free and clear of all Liens.

                  (c) If the Option has been exercised, in whole or in part, as to any Option Shares subject to the Put Right but the Closing thereunder has not occurred, the payment of the Put Consideration shall, to that extent, render such exercise null and void.

                  (d) Notwithstanding any provision to the contrary in this Agreement, Grantee may not exercise its rights pursuant to this Section 4 in a manner that would result in Total Profit of more than the Profit Cap; provided, however, that nothing in this sentence shall limit Grantee's ability to exercise the Option for the applicable number of Option Shares in accordance with its terms.

                  5. Registration Rights.

                  (a) Issuer shall, if requested by Grantee at any time and from time to time during the Registration Period, as expeditiously as practicable, prepare, file and cause to be made effective up to two registration statements under the Securities Act if such registration is required in order to permit the offering, sale and delivery of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including, at the sole discretion of Issuer, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use all reasonable efforts to qualify such shares or other securities under any applicable state securities laws. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties that are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 days in the aggregate if the Board of Directors of Issuer shall have determined in good faith that the filing of such registration or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. For purposes of determining whether two requests have been made under this Section 5, only requests relating to a registration statement that has become effective under the Securities Act and maintained effective for at least 180 days or such shorter period required to permit Grantee to dispose of all shares covered thereby (excluding any shares covered by an over-allotment option) in the manner contemplated therein shall be counted.

                  (b) The Registration Expenses shall be for the account of Issuer; provided, however, that Issuer shall not be required to pay any Registration Expenses with respect to such registration if the registration request is subsequently withdrawn at the request of Grantee unless Grantee agrees to forfeit its right to request one registration.

                  (c) Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the Registration Period Issuer


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shall propose to register under the Securities Act the offering, sale and delivery of Issuer Common Stock for cash for its own account or for any other stockholder of Issuer pursuant to a firm underwriting, it shall, in addition to Issuer's other obligations under this Section 5, allow Grantee the right to participate in such registration provided that Grantee participates in the underwriting; provided, however, that, if the managing underwriter of such offering advises Issuer in writing that in its opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number that can be sold in such offering, Issuer shall, after fully including therein all securities to be sold by Issuer, include the shares requested to be included therein by Grantee pro rata (based on the number of shares intended to be included therein) with the shares intended to be included therein by Persons other than Issuer.

                  (d) In connection with any offering, sale and delivery ofIssuer Common Stock pursuant to a registration statement effected pursuant to this Section 5, Issuer and Grantee shall provide each other and each underwriter of the offering with customary representations, warranties and covenants, including covenants of indemnification and contribution.

                  6. First Refusal. Subject to the provisions of Section 4, at any time after the first occurrence of an Exercise Event and prior to the second anniversary of the first purchase of shares of Issuer Common Stock pursuant to the Option, if Grantee shall desire to sell, assign, transfer or otherwise dispose of all or any of the Option Shares or other securities acquired by it pursuant to the Option, it shall give Issuer written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, accompanied by a copy of a binding offer to purchase such shares or other securities signed by such transferee and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Grantee to Issuer, which may be accepted, in whole but not in part, within 20 Business Days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Grantee is proposing to transfer such shares or other securities to such transferee. The purchase of any such shares or other securities by Issuer shall be settled within 10 Business Days of the date of the acceptance of the offer and the purchase price shall be paid to Grantee in immediately available funds. If Issuer shall fail or refuse to purchase all the shares or other securities covered by an Offeror's Notice, Grantee may, within 60 days from the date of the Offeror's Notice, sell all, but not less than all, of such shares or other securities to the proposed transferee at no less than the price specified and on terms no more favorable than those set forth in the Offeror's Notice; provided, however, that the provisions of this sentence shall not limit the rights Grantee may otherwise have if Issuer has accepted the offer contained in the Offeror's Notice and wrongfully refuses to purchase the shares or other securities subject thereto. The requirements of this Section 6 shall not apply to (a) any disposition as a result of which the proposed transferee would own beneficially not more than 4.9% of the outstanding voting power of Issuer, (b) any disposition of Issuer Common Stock or other securities by a Person to whom Grantee has assigned its rights under the Option with the consent of Issuer, (c) any sale by means of a public offering registered under the Securities Act or (d) any transfer to a wholly owned Subsidiary of Grantee which agrees in writing to be bound by the terms hereof; provided, however, that Grantee shall be permitted to sell any Option Shares if such sale is made pursuant to a tender or exchange offer that has been approved or recommended by a majority of the members of Issuer's Board of Directors.


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                  7. Profit Limitation.

                  (a) Notwithstanding any other provision of this Agreement, in no event shall Grantee's Total Profit exceed the Profit Cap and, if it otherwise would exceed such amount, Grantee, at its sole election, shall either (i) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (ii) pay cash or other consideration to Issuer, (iii) reduce the amount of the fee payable to Grantee under Section 9.5 of the Merger Agreement or (iv) undertake any combination thereof, so that Grantee's Total Profit shall not exceed the Profit Cap after taking into account the foregoing actions.

                  (b) Notwithstanding any other provision of this Agreement, this Stock Option may not be exercised for a number of Option Shares that would, as of the Notice Date, result in a Notional Total Profit of more than the Profit Cap, and, if exercise of the Option otherwise would exceed the Profit Cap, Grantee, at its sole option, may increase the Exercise Price for that number of Option Shares set forth in the Exercise Notice so that the Notional Total Profit shall not exceed the Profit Cap; provided, however, that nothing in this sentence shall restrict any exercise of the Option otherwise permitted by this
Section 7(b) on any subsequent date at the Exercise Price set forth in Section 2(b) if such exercise would not then be restricted under this Section 7(b).

                  8. Listing. If Issuer Common Stock or any other securities then subject to the Option are then listed on the Nasdaq National Market, Issuer, upon the occurrence of an Exercise Event, will promptly file an application to list on the Nasdaq National Market the shares of Issuer Common Stock or other securities then subject to the Option and will use all reasonable efforts to cause such listing application to be approved as promptly as practicable.

                  9. Replacement of Agreement. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer, in replacement of this Agreement, will execute and deliver a new Agreement of like tenor and date.

                  10. Representations and Warranties.

                  (a) Representation and Warranty of Issuer; Authorized Stock. Issuer hereby represents and warrants to Grantee that Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to the expiration or termination of any required waiting period under the HSR Act, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Option Shares upon the exercise of the Option terminates, shall have authorized and reserved for issuance Issuer Common Stock sufficient for Grantee to exercise the Option, and Issuer has taken all necessary corporate action to authorize and reserve for issuance all additional Issuer Common Stock or other securities which may be issued pursuant to Section 2 upon exercise of the Option. The Issuer Common Stock to be issued upon exercise of the Option, and all other securities which may be issuable upon exercise of the Option or any other securities which may be issued pursuant to Section 2, upon issuance pursuant hereto, will be validly issued, fully paid and nonassessable, and will be delivered free and clear of all Liens.


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

                  (b) Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, and the Option is not being, acquired by Grantee with a view to the public distribution thereof in violation of any federal or state securities laws. Neither the Option nor any of the Option Shares will be offered, sold, pledged or otherwise transferred except in compliance with, or pursuant to a valid exemption from, the registration requirements of the Securities Act.

                  11. Miscellaneous.

                  (a) Expenses. Except as otherwise provided in the Merger Agreement or as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  (b) Waiver and Amendment. Any provision of this Agreement may be waived in writing at any time by the party that is entitled to the benefits of such provision. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (c) Entire Agreement; No Third Party Beneficiary. This Agreement (i) (together with the Merger Agreement and the other documents and instruments referred to herein and therein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  (d) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  (e) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its rules of conflict of law.

                  (f) Descriptive Headings. The descriptive headings contained herein are for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) Notices. All notices and other communications required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class


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postage prepaid) to the parties at the addresses, or if sent by electronic transmission to the telecopier numbers, set forth in Section 10.2 of the Merger Agreement.

                  (h) Counterparts. This Agreement and any amendments hereto may be executed in counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  (i) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be sold, assigned or otherwise disposed of or transferred by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except as otherwise provided herein and except that Grantee may assign this Agreement to a wholly owned Subsidiary of Grantee; provided, however, that no such assignment shall have the effect of releasing Grantee from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  (j) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  (k) Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (l) Presence at Meetings. For a period of 18 months from the date of exercise of the Option, so long as Grantee beneficially owns any Option Shares, Grantee agrees to be present, in person or represented by proxy, at all stockholder meetings of Issuer, so that all Option Shares beneficially owned by Grantee may be counted for the purpose of determining the presence of a quorum at such meetings.


                            [Signature Page Follows]

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

                  IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                 CIRCLE INTERNATIONAL GROUP, INC.



                                 By:       /s/Peter Gibert
                                    --------------------------------------------
                                 Name:  Peter Gibert
                                      ------------------------------------------
                                 Title:     Chairman and Chief Executive Officer
                                       -----------------------------------------


                                 EGL, INC.


                                 By:       /s/  Elijio V. Serrano
                                    --------------------------------------------
                                 Name:  Elijio V. Serrano
                                      ------------------------------------------
                                 Title:    Chief Financial Officer
                                       -----------------------------------------



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

                                                                         ANNEX A

                            SCHEDULE OF DEFINED TERMS

                  The following terms when used in the Stock Option Agreement shall have the meanings set forth below unless the context shall otherwise require:

                  "Agreement" shall mean this Stock Option Agreement.

                  "Applicable Price" means the highest of (i) the highest purchase price per share paid pursuant to a third party's tender or exchange offer made for shares of Issuer Common Stock after the date hereof and on or prior to the Put Date, (ii) the price per share to be paid by any third Person for shares of Issuer Common Stock pursuant to an agreement for a Business Combination Transaction entered into on or prior to the Put Date, and (iii) the Current Market Price. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm jointly selected by Grantee and Issuer, which determination shall be conclusive for all purposes of this Agreement.

                  "Authorization" shall mean any and all permits, licenses, authorizations, orders certificates, registrations or other approvals granted by any Governmental Authority.

                  "Beneficial Ownership," "Beneficial Owner" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act.

                  "Business Combination Transaction" shall mean (i) a consolidation, exchange of shares or merger of Issuer with any Person, other than Grantee or one of its Subsidiaries, and, in the case of a merger, in which Issuer shall not be the continuing or surviving corporation, (ii) a merger of Issuer with a Person, other than Grantee or one of its Subsidiaries, in which Issuer shall be the continuing or surviving corporation but the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other Person or cash or any other property, or the shares of Issuer Common Stock outstanding immediately before such merger shall after such merger represent less than 80% of the shares of common stock and common stock equivalents of Issuer outstanding immediately after the merger or (iii) a sale, lease or other transfer of all or substantially all the assets of Issuer to any Person, other than Grantee or one of its Subsidiaries.

                  "Business Day" shall mean a day other than Saturday, Sunday or a federal holiday.

                  "Closing" shall have the meaning ascribed to such term in
Section 2 herein.

                  "Closing Date" shall have the meaning ascribed to such term in
Section 2 herein.


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

                  "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

                  "Current Market Price" shall mean, as of any date, the average of the closing prices (or, if such securities should not trade on any trading day, the average of the bid and asked prices therefor on such day) of Issuer Common Stock as reported on the Nasdaq National Market during the 20 consecutive trading days ending on (and including) the fifth trading day immediately prior to such date or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market (as defined in Regulation M under the Exchange Act) on which such shares are traded as reported by a recognized source during such 20 trading day period.

                  "Exercise Event" shall mean any of the events giving rise to the obligation of Issuer to pay the $16 million fee under Section 9.5 of the Merger Agreement.

                  "Exercise Notice" shall have the meaning ascribed to such term in Section 2(d) herein.

                  "Exercise Price" shall have the meaning ascribed to such term in Section 2 herein.

                  "Governmental Authority" shall mean any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

                  "Law" shall mean all laws, statutes and ordinances of the United States, any state of the United States, any foreign country, any foreign state, and any political subdivision thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

                  "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction.

                  "Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of the date hereof between Grantee, Merger Sub and Issuer.

                  "Notice Date" shall have the meaning ascribed to such term in
Section 2 herein.

                  "Notional Total Profit" shall mean, with respect to any number of Option Shares as to which Grantee may propose to exercise the Option, the Total Profit determined as of the date of the Exercise Notice assuming that the Option were exercised on such date for such number of Option Shares and assuming such Option Shares, together with all other Option Shares held by Grantee and its Affiliates as of such date, were sold for cash at the closing market price for Issuer Common Stock as of the close of business on the preceding trading day and including all amounts theretofore


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

received or concurrently being paid to Grantee pursuant to clauses (i), (ii) and
(iii) of the definition of Total Profit.

                  "Option" shall mean the option granted by Issuer to Grantee pursuant to Section 2 herein.

                  "Option Shares" shall have the meaning ascribed to such term in Section 2 herein.

                  "Option Term" shall have the meaning ascribed to such term in
Section 2 herein.

                  "Order" shall mean any judgment, order or decree of any Court or Governmental Authority, federal, foreign, state or local, of competent jurisdiction.

                  "Person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  "Profit Cap" shall mean $16 million.

                  "Put Consideration" shall have the meaning ascribed to such term in Section 4 herein.

                  "Put Date" shall have the meaning ascribed to such term in
Section 4 herein.

                  "Put Right" shall have the meaning ascribed to such term in
Section 4 herein.

                  "Registration Expenses" shall mean the expenses associated with the preparation and filing of any registration statement pursuant to
Section 5 herein and any sale covered thereby (including any fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.), but excluding underwriting discounts or commissions or brokers' fees in respect to shares to be sold by Grantee and the fees and disbursements of Grantee's counsel.

                  "Registration Period" shall mean, subject to Section 5 hereof, the period of two years following the first exercise of the Option by Grantee.

                  "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization, such as the NYSE.

                  "Total Profit" shall mean the aggregate (before income taxes) of the following: (a) the aggregate amount of (i) all amounts received by Grantee or concurrently being paid to Grantee pursuant to Section 4 for the repurchase by Issuer of all or part of the unexercised portion of the Option,
(ii) (A) the amounts received by Grantee or concurrently being paid to Grantee pursuant to Section 4 for the repurchase by Issuer of all or part of the Option Shares owned by Grantee (or any other securities into which such Option Shares are converted or exchanged), less (B) Grantee's purchase price for such Option Shares, (iii) (A) the amounts received by Grantee or concurrently


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

being paid to Grantee pursuant to the arm's length sale of all or part of the Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, including sale made pursuant to a registration statement under the Securities Act or any exemption therefrom, less (B) Grantee's purchase price for such Option Shares and (iv) all amounts received by Grantee from Issuer or concurrently being paid to Grantee pursuant to Section 9.5 of the Merger Agreement; minus (b) the amount of any cash theretofore paid to Issuer pursuant to Section 7 plus the value of any Option Shares theretofore delivered to Issuer for cancellation pursuant to Section 7.

                  "Unexercised Option Shares" shall mean, from and after the Exercise Date until the expiration of the Option Term, those Option Shares as to which the Option remains unexercised from time to time.


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